Exhibit 21

ARRIS Group Inc. & Subsidiaries

as of February 29, 2012

ARRIS Group Inc., (Delaware), stock is publicly traded
ARRIS Solutions, Inc., (Delaware)
C-COR Solutions Pvt. Ltd. (India) — dormant
ARRIS Group Canada, Inc
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) — dormant
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
ARRIS Group B.V. France Branch
ARRIS Group B.V. U.K. Branch
ARRIS Germany GmbH (Germany)
ARRIS International Iberica S.L. (Spain)
ARRIS International Iberica S.L. Portugal Branch
C-COR Argentina S.R.L.
Texscan Corporation, (Nevada) — dormant
ANTEC International Corporation (Barbados) — dormant
Electronic Connector Corp. of Illinois, (Illinois)
Power Guard, Inc., (Illinois) — dormant
ARRIS Korea, Inc., (Delaware)
ARRIS Korea, Inc. Korea Branch
ARRIS Group, Inc., Sucursal Argentina (Argentina)
ARRIS Do Brasil LTDA (Brasil)
Arris Group Japan K.K. (Tokyo, Japan)
ARRIS Group Telecommunicaciones Compania Limited (Chile)
Arris Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
ARRIS Beijing Branch (China)
ARRIS Shanghai Branch (China)
BigBand Networks, Ltd. (Israel)
BigBand Networks, Inc., (Delaware)
BigBand Networks (Shenzhen) Co., Ltd. (China)
BigBand Deutschland GmbH (Germany)